SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2005

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

Bio-Dyne Corporation
5400 Bucknell Dr. S.W., Atlanta Georgia 30336
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 3, 2005, Berman Center, Inc. (f/k/a “LB Center, Inc.” and “Bio-Dyne Corporation” and referred to herein as the “Company”) along with LBC MergerSub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and certain existing stockholders of the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berman Health and Media, Inc., a privately held Delaware corporation (“BHM”), pursuant to which the Company would be acquired by BHM in a merger transaction wherein Merger Sub would merge with and into BHM, with BHM being the surviving corporation (the “Merger”).

On June 16, 2005, the Merger closed and BHM became a wholly-owned subsidiary of the Company.

Principal Terms of the Merger

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into BHM, the separate existence of Merger Sub ceased, and BHM continued as the surviving corporation (the “Surviving Corporation”). The transactions contemplated by the Merger Agreement were intended to be a “tax-free” reorganization pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Certificate of Incorporation and Bylaws of BHM as in effect immediately prior to the Effective Time of the Merger became the Certificate of Incorporation and Bylaws of the Surviving Corporation.

Each share of BHM’s common stock outstanding immediately prior to the Effective Time was converted into 1.535999487 shares of the Company’s common stock as of the Effective Time. The Company assumed all outstanding warrants and stock options of BHM exercisable into shares of BHM common stock upon consummation of the Merger. Each such warrant and stock option exercisable into one share of BHM’s common stock is now exercisable into 1.535999487 shares of the Company’s common stock. Such warrants and stock options continue to have, and be subject to, the same terms and conditions of such stock options and warrants immediately prior to the Effective Time.

Pursuant to the Merger Agreement, the Company deposited 2,303,999 shares of its common stock into an escrow account, which shall cover any claims for breach of representations, warranties, covenants and agreements of the Company contained in the Merger Agreement during the 24-month period following the closing of the Merger.

The Merger resulted in a change-in-control of the Company by BHM and its stockholders and the assumption of BHM’s assets, operations and liabilities. Following the Merger, Samuel P. Chapman, Laura A.C. Berman, Allan Charles, Alger Chapman, Stuart Cornew, Jan Fawcett, Robert Goodmen and Michael Romano, each of whom are directors of BHM, were appointed to the Board of Directors of the Company. In addition, the Company appointed Samuel P. Chapman as the Company’s Chairman and Chief Executive Officer, Laura A.C. Berman as President and William McDunn as Chief Financial Officer.

In connection with the closing of the Merger, the Company reincorporated from the State of Georgia to the State of Delaware and changed its corporate name from “LB Center, Inc.” to “Berman Center, Inc.”

A copy of the press release announcing the closing of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

The foregoing description is not a description of all of the material terms of the Merger. Investors should read the documents that are referenced in this Current Report for a more complete understanding of the transaction.

THE COMPANY

Berman Center, Inc. is a multimedia enterprise specializing in women’s health, active across the domains of radio, television, and print media, including books, magazines and newspapers. Dr. Laura Berman is a premier name in women’s sexual health, a leading researcher in the field and has created a multi-faceted platform for reaching out to consumers in a variety of settings, including the entertainment medium, product sales, medical services and online subscription services.

The Company’s Chicago location is housed in a state-of-the-art facility, comprising approximately 10,000 square feet and located in downtown Chicago near Northwestern Memorial Hospital and the Magnificent Mile shopping district. The Company’s clinical staff works to improve every patient’s quality of life, health and relationships. The Company operates a full-scale hormonal management clinic, counseling center and sexual function testing center, marketed through a diversified media platform based on Dr. Laura Berman’s reputation as a female sexual health and relationship expert. The Company anticipates entering the on-line dating market and the home video market in addition to supplementing its current efforts in publishing, continuing medical education courses and medical research. The Company also intends to open additional clinics in other large cities and suburbs.

COMPANY HISTORY

The Company was incorporated in October 1989 under the laws of the State of Georgia under the name William E. York, Inc. for the purpose of acquiring Bio-Dyne Corporation, a Georgia corporation formed in 1986 ("Bio-Dyne") and ECBB Body Building, Ltd., a New York corporation formed in 1979 ("ECBB"), which collectively manufactured, marketed and distributed multi-station home gyms, exercise machines, weight benches and specialty free weight equipment.

In November 1989, the Company acquired all of the issued and outstanding shares of capital stock of Bio-Dyne and ECBB. Following the closing of the transaction, Bio-Dyne was formally dissolved and a Certificate of Dissolution of ECBB was filed with the Department of State of New York. Thereafter, the Company used the trade name Bio-Dyne and in January 1991, changed its name from William E. York, Inc. to Bio-Dyne Corporation.

The Company ceased active operations after the filing of bankruptcy in 1996.

On January 18, 2005, the Company changed its name to No Good TV, Inc. The Company’s shares were subsequently quoted on the Pink Sheets under the symbol “NTVN.”

In May 2005, the Company changed its name to LB Center, Inc.

On June 3, 2005, the Company entered into an Agreement and Plan of Merger with Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.), a privately held Delaware corporation (“BHM”), pursuant to which the stockholders of BHM acquired approximately 87% of the Company’s issued and outstanding common stock through a merger transaction, with the Company’s existing stockholders continuing to own the remaining 13% of the Company’s issued and outstanding common stock after the merger. The merger was consummated through the merger of the Company’s wholly-owned subsidiary, LBC MergerSub, Inc., a Nevada corporation, with and into BHM, with BHM being the surviving corporation. The merger was intended to be a "tax-free" reorganization pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. As a result of the merger, BHM is a wholly-owned subsidiary of the Company.

BHM was formed on January 16, 2003 and operated as a privately held Delaware limited liability company under the name Berman Center LLC until June 2005, when it reorganized into corporate form under the name The Berman Center, Inc. in accordance with the provisions of the Delaware Limited Liability Company Act. On June 20, 2005, BHM changed its name to Berman Health and Media, Inc.

RECENT DEVELOPMENTS

Immediately after the merger, the Company reincorporated from the State of Georgia to the State of Delaware and changed its name to Berman Center, Inc.

Following the merger, shares of the Company’s common stock are quoted under the symbol “LBCT” on the Pink Sheets.

In May, 2005, BHM began offering for sale through Hunter World Markets, Inc. on a “best efforts” basis units of its common stock and warrants (the “Units”), each consisting of (i) two shares of its common stock, (ii) one three-year warrant exercisable into one share of its common stock at an exercise price of $1.05 and (iii) one three year warrant exercisable into one share of its common stock at an exercise price of $1.575. The price per Unit was $1.05. In June 2005, 2,952,381 Units were sold to certain of the selling security holders.

THE COMPANY’S BUSINESS AND OPERATIONS

The Company is a multimedia enterprise specializing in women’s health, active across the domains of radio, television, and print media, including books, magazines and newspapers. Dr. Laura Berman, a premier name in women’s sexual health and a leading researcher in the field, has created a multi-faceted platform for reaching out to consumers in a variety of settings, including the entertainment medium, product sales, medical services and online subscription opportunities that the Company’s management team is in the process of capitalizing on. The Company has already accomplished producing its own radio show, a weekly column in the Chicago Sun-Times, and a monthly column in Ladies Home Journal and ad-hoc contributions to the USA Today opinion page. Dr. Berman is also a correspondent for Good Morning America on ABC, the star of her own reality television show, A More Perfect Union, for which the pilot episode is currently being produced for Showtime Network, the host of a recent Lifetime Network television special entitled Secrets of the Sexually Satisfied Woman and Co-host of Berman & Berman on Discovery Health Channel.

Dr. Berman is the author of three books: For Women Only: A Revolutionary Guide to Overcoming Sexual Dysfunction and Reclaiming Your Sex Life, a New York Times Best Seller; The Secrets of the Sexually Satisfied Woman, recently released; and Passion Prescription, which she recently completed and has been accepted by her publisher, Hyperion. Dr. Berman is a source for a wide range of media outlets. Dr. Berman has appeared in a wide variety of magazines, newspapers, television and radio shows, including Oprah, CNN, Good Morning America, New York Times, Wall Street Journal, Fortune Magazine, Cosmopolitan, Marie Claire, Fitness, Redbook, and Ladies Home Journal. She also is featured in publications and television programs internationally.

The Company’s Chicago location is housed in a state-of-the-art facility, comprising approximately 10,000 square feet and located in downtown Chicago near Northwestern Memorial Hospital and the Magnificent Mile shopping district. Soothing colors and a clean, spa-like decor make the clinic an inviting facility for on-camera use. The clinic also serves as a tranquil, therapeutic environment, where the clinical staff works to improve every patient’s quality of life, health and relationships. The clinic is a full-scale hormonal management clinic, counseling center and sexual function testing center, marketed through a diversified media platform based on Dr. Berman’s reputation as a female sexual health and relationship expert.

As a well known and trusted brand in women’s sexual health and well-being, the Company is set to capitalize on a market opportunity by helping women genuinely improve their lives and enhance their relationships. The Company’s treatment for female sexual dysfunction employs a holistic approach. The clinic offers a full line of services to women with sexual dysfunction, addressing the physical, psychological and relationship challenges that they may face. Recent technology measures sexual response, genital blood flow and pelvic floor health. A psychosexual evaluation assesses emotional health, relationship quality and patient history. Based on each woman’s needs, individualized treatment plans may include: medical intervention (e.g., hormone therapy, topical creams, Viagra), individual or couples therapy, and educational recommendations.

In keeping with a holistic philosophy, the Company’s Menopause Program consists of four components of menopause management: customized bio-identical hormone therapy, nutrition, talk therapy and fitness. Yoga and Pilates promote pelvic floor fitness and teach stress management. In addition to medical and physical interventions, a psychosexual evaluation assesses current symptoms, relationship quality and patient history, with individual or couples therapy prescribed as needed to complement medical treatment.

Many women have been thrown into crisis with few options for easing the symptoms of menopause. The Company believes that there is a lack of information around the effectiveness of commercial hormone therapy and the factual risks it poses to women’s health. The Company fills this need by offering an alternative known as bio-identical hormone therapy. Bio-identical hormones are identical to the body’s own chemistry and are customized to each woman’s needs. Unlike commercial hormone therapy, bio-identical hormones are constantly regulated to deliver the lowest level of hormones required to relieve symptoms. The use of bio-identical hormone therapy is a natural treatment for menopausal complications, including hot flashes, sleep loss, female sexual dysfunction, mood swings, depression and night sweats.

The Company does not accept insurance, as the majority of the services provided are not covered by third party reimbursement. The Company’s practitioners do not accept Medicare or Medicaid, thereby avoiding a wide variety of legal and financial risks. Collection of fees for services occurs at the time of visit.

Omnimedia Platform

Dr. Berman has a substantial media platform in television, radio and print, including newspapers, magazines and books. Access to so many channels for public awareness represents a substantial market opportunity. The Company believes that book publishing and radio syndication opportunities represent promising alternative revenue sources, and more importantly contribute to patient awareness and marketing. The Company believes that electronic dating, home videos and product and literature sales represent other promising revenue streams. Healthcare delivery will be both supplemented and supported by all other lines of business.

A coordinated media strategy, including television, radio, print media, research, and authorship continues to bring existence of the clinic to the attention of many women. Clinical trials and the latest research are conducted at the clinic in a for-profit setting. Dr. Berman has relationships with companies that manufacture drugs in the sexual dysfunction realm and has been a lead investigator on key research in this arena, including that study on the effectiveness of Viagra in women. Both drug manufacturing and consumer products companies have engaged the Company and Dr. Berman in an effort to develop research in the arena of female sexual health.

Books and Publishing

Dr. Berman is a best-selling author. Her first book, For Women Only: A Revolutionary Guide to Reclaiming Your Sex Life achieved a top ranking on the New York Times Best Seller’s List when it was released in 2001, and is now available in paperback. Her second book, Secrets of the Sexually Satisfied Woman, was just promoted in a nationwide multimedia tour. A third book, Passion Prescription, has been completed and is slated for release in January 2006.

The future advances and back-end profits on any books written in conjunction with Dr. Berman will become the Company’s property as part of Dr. Berman’s employment contract with the Company. A variety of other books are planned, with each book targeting a different facet of female health and relationships. In addition to being a profit center, the Company believes that publishing will keep Dr. Berman and the Company’s name connected to its patients in an intimate way and will serve as a substantial marketing vehicle in addition to enhancing the clinic’s medical reputation.

Newspaper and Magazine Columns

Dr. Berman currently publishes columns in the Chicago Sun-Times, USA Today and Ladies Home Journal. The columns provide consistent, highly credible and free branding across its targeted consumer base. Dr. Berman’s weekly Chicago Sun-Times column, “The Language of Love,” takes an entertaining, light-hearted approach to relationships and sex. The 500-word column is meant to be insightful, but accessible for the Monday-morning commuter to read. The column is also featured online at www.suntimes.com, with an archive of columns from the previous six weeks. A monthly Ladies Home Journal column presents Dr. Berman’s answers to real women’s questions. The advice format delivers useful information that every woman can relate to for herself or her relationship. USA Today is the nation’s largest circulated newspaper. Dr. Berman contributes to the publication’s opinion page, “The Forum,” with cutting-edge, new-thinking opinion pieces that engage Dr. Berman in timely discussions of sexual health controversies.

Reality Shows

Dr. Berman recently finished taping the pilot episode for A More Perfect Union, a show designed to help couples have a better relationship and sex life. The show follows three couples through an intensive week of relationship therapy designed to enhance their intimacy, connection and communication. Cameras capture the couples in sessions with Dr. Berman at the clinic, on therapeutic dates around the city of Chicago and at home completing intimate “homework” assignments each night. The audience watches couples go from conflict to resolution and increased intimacy, for a reality show that is truly uplifting.

The reality television show is being supported by a high caliber team of professionals, including the critically acclaimed Gantz Brothers—directors and producers of HBO’s Taxicab Confessions. The Emmy award-winning Gantz Brothers are well known for capturing provocative and highly entertaining real-life situations through their discrete, hidden cameras. The show is expected to air in the fourth quarter of 2005 and will provide substantial visibility to the Company and Dr. Berman.

Radio

Dr. Berman hosts a weekly syndicated radio show that currently airs across the United States. Through a call-in format, The Dr. Laura Berman Show explores women’s sexual health and relationship issues, with caller-selected topics. The two-hour show features Dr. Berman speaking one-on-one with women about topical concerns and questions, as well as celebrity guest experts who specialize in the field. Dr. Berman’s radio show began in the third quarter of 2004 in Chicago, the nation’s third largest market on WCKG-FM. The show has since expanded to 7 markets including the largest satellite radio network. The show is currently produced and distributed by Matrix Media in Chicago, Illinois, which also houses the recording studio.

Internet Initiatives

The Company sees an opportunity to create and grow an online dating business built around Dr. Berman and her intellectual property. The site would be designed to be of special interest to women looking for more than the usual unsatisfying online dating experience. The Company plans to design and implement the Berman dating site in cooperation with an existing online dating partner so that the Company will not have to recreate the technological foundation for the business. The site will provide a self-help environment to improve self image and confidence of its members, featuring books and articles written by Dr. Berman designed to improve quality of life. Online diagnosis templates and treatment suggestions for problems such as depression, anxiety, and other common conditions that prevent people from being successful in their romantic lives.

From dating coaching to medical and mental health referrals, the Company’s dating site will be a source of information and networking to form new relationships and to build self-confidence. Online group discussions will create a community support group for members and contribute to social interaction on the site.

Psychological profiling created by Dr. Berman will be used as the “secret formula” for making the successful match at the Company’s site. Profiles will be used to find compatible dating partners and to weed out undesirable candidates. The site will communicate the message that Dr. Berman has clinical experience with thousands of women and knows what they want romantically. That knowledge will be incorporated into the selection process to assure the best possible match. Products and books by Dr. Berman will be available online and members will receive a continuous stream of new information in their particular areas of interest or concern. The self-help component will be targeted at both men and women and will focus on mental health, relationships, and sexuality.

Online dating is a growing segment of the e-commerce market and has relatively low barriers to entry. Online dating websites often struggle with generating enough paying women users. Dr. Berman’s online dating site will attempt to remedy that problem through trusted name-recognition among women and with an emphasis on relationships, instead of casual dating. Attracting a large female base will help drive male participation. The Company’s dating site will also be a venue for sales of related products in addition to Dr. Berman’s intellectual property.

The Company currently operates its website at www.bermancenter.com, and provide the content for the website of the Network for Excellence in Women’s Sexual Health (“NEWSHE”) at www.newshe.com. Dr. Berman is the director of NEWSHE, which is owned by Dr. Berman and several other colleagues. It is anticipated that the Company will purchase the site in the near future.

Instructional DVDs

The Company intends to produce a new series of DVDs hosted by Dr. Berman. The Endless Passion Series will help women and couples deal with issues of intimacy and sexuality throughout their lifetime. From cutting-edge medical and therapeutic advice to usable tips for the bedroom, viewers will receive life-changing information in an easy-to-use format. Hallmarks of the series will include:

•	Situations, featuring real women and couples sharing important issues;
•	Storylines men and women can identify with, presented at an exciting pace;
•	Usable, practical advice from Dr. Berman; and
•	Medical and anatomical information displayed using state-of-the-art technology and graphics.

Key Business Relationships

Key partners involved in the Company and Dr. Berman’s media career include her book agency International Creative Management (ICM), her talent agency, United Talent Agency (UTA) and her public relations firm, Caffeine Communications. In addition, Northwestern Memorial Hospital and Meeting Achievements produces the Company’s continuing medical education courses.

Corporate Relationships

Corporate interests fund the Company’s research studies, underwrite publishing projects and pay for satellite media tours to announce research, thereby getting the Company’s name in the press. The Company has turned corporate funded research into books and other publications, enhancing the Company’s reputation as a thought leader in menopause management and female sexual medicine. The Company’s corporate partners seek to advertise across the Dr. Laura Berman media platform to tap into her loyal, robust clientele and fan-base to sell their products and services. The omnimedia concept is successfully integrated into the Company’s advertising sales channels and business model.

Dr. Berman has relationships with several major drug company and a variety of consumer product companies, including Bayer, Johnson & Johnson, Vivus, Quality Life Pharmaceutical, Pharmacia, Next Med, Eli Lily, Pfizer, Dechuttes Medical, Nastech, Inspire Pharmaceutical, Proctor & Gamble, C.B. Fleet, Summer’s Eve, Drugstore.com, and Seasonale.

The Clinic Process

During many years in full-time academic medicine and research, Dr. Berman had a range of unique opportunities to explore and develop a multi-disciplinary plan for treating sexual dysfunction in women. The Company’s clinical model is a culmination of the past five years of Dr. Berman’s work and is an expression of what she has learned is the ideal method of treating female sexual dysfunction. An extensive initial work-up of each new patient delivers a complete diagnosis from up to five different clinicians utilizing trusted therapeutic techniques and the latest medical devices. A beautiful, spa-like environment is designed to be comfortable and inviting.

For each patient visiting the clinic, the experience is far removed from the typical doctor’s visit. Upon entering the clinic, the patient is directed to the waiting room or the Resource Library, whichever she prefers, as she completes her questionnaires, which are sent home to each patient prior to her visit. The questionnaires cover demographics, but are also part of the assessment for psychological factors impacting on sexual function; a depression inventory, a general stress scale, a sexual function scale, a relationship satisfaction scale, a body-image scale, and a genital self-image scale. The therapist is able to review the questionnaires before interviewing the patient. This way she can be aware of any important red flags that may need to be attended to during the evaluation.

Psychosexual Evaluation

Every new patient who comes to the clinic undergoes a Psychosexual Evaluation with a trained sex therapist. Upon reviewing the patient’s questionnaires, the therapist meets with the patient to get a sense of the scope and duration of the problems the patient has been having, how symptoms started, how she is managing individually and how her relationships have been impacted. A sex history is taken including the patient’s sexual development, sexual message received while growing up and history of abuse or trauma. The evaluation helps to engage the patient in the process, by reviewing the goals of the treatment, what is entailed in the medical evaluation and testing, and plans for moving forward.

Whenever possible, women are encouraged to bring their partners to the initial evaluation. The couples section of the history is intended to get a sense of the couple’s dynamics and the impact of the sexual issues on the relationship. Another goal of the couples’ piece is to educate the partner about the patient’s symptoms, and validate the impact the sexual dysfunction is having on him and the relationship.

When the evaluation is finished, the therapist has gained a sense of what the goals of psychosexual treatment should be (individual therapy, couples therapy, group therapy, supportive therapy or some combination thereof) and reviews them with the patient. While the patient is preparing for the next step of her evaluation, the medical exam, the therapist confers with the medical professional and patient concierge about the salient psychosexual issues and what her treatment goals are for the patient and her partner.

Medical Evaluation

Every new patient receives a medical evaluation to rule out physiological causes for her sexual function complaints. After the psychosexual history, patients meet with the medical practitioner for a medical and surgical history, which considers past surgeries, pelvic injuries, medical conditions, and medications which may be negatively impacting on her sexual function. A simple physical is performed including heart, lungs, ENT, breast exam, thyroid, and a brief genital exam to check for vulovaginal health, prolapse and evaluate Kegel muscle strength. Blood pressure is taken and the patient’s blood is drawn for a homopanal panel, which measures thyroid function, free and total Testosterone, and lipids, SHBG, ALT (liver function), which are the primary hormonal components of sexual function in women.

For female sexual dysfunction patients, there are two additional testing instruments designed to assess the physical sexual response. Women who come to the clinic for menopause management do not undergo these exams. The first is a blood flow measurement, using a Duplex Doppler Ultrasound (or laser sonogram), to measure blood flow to the genitals and surrounding tissue. The findings enable the medical practitioner to identify any occlusions that may be blocking the blood flow to the genital area and to determine if overall blood flow is adequate for baseline sexual function. The second test determines sensory thresholds to identify any nerve sensory impairment in the genital area, with a specialized device designed for this purpose. The medical practitioner is able to immediately review the results with the patient. While the patient is changing, the medical practitioner briefs the patient concierge on her findings and recommendations, with the exception of hormone recommendations which await test results.

Menopause management patients are administered a second measure of hormone levels, known as a saliva test. While most physicians routinely perform blood tests only, many experts agree that saliva testing may be more precise, since it offers a measure of bioavailable hormone levels, or the hormones that are not bound up in a woman’s cells and therefore available for her body to use. Sexual function, in particular, depends on this. Patients are sent home with a saliva-test kit, which they are instructed to complete during the appropriate time in their cycle. The results are used in conjunction with blood test results to determine the best bio-identical hormone regimen, customized to the patient’s individual needs. Women complete a second at-home saliva test six to eight weeks after beginning their prescribed hormone regimen to reassess levels. A follow-up visit with the nurse practitioner, either at the Center or over the phone, checks in with the patient about hormone levels and any other symptom changes, modifying the prescription if necessary.

Once she is finished, the patient meets with the patient concierge who discusses the current prescribed treatment plan. Treatment plans typically include ongoing individual, couples or group therapy as well as medical intervention, including medications, yoga and physical therapy. The patient concierge also provides tailored educational and sexual device/lubricant recommendations, depending on the woman’s needs. Necessary referrals are made for ongoing gynecological care, gynecological surgery, urologic ongoing care, and male sexual function evaluations. The patient is given the opportunity to have all of her questions answered and leaves with an individualized plan for addressing her sexual concerns.

The Treatments

Medical Treatment

Medications:

Depending on the diagnosis, medications that may be used to treat women include bio-identical hormones, vasodilators (like Viagra and others which enhance blood flow and therefore lubrication and sensation in women), SSRI’s or SNRI’s, sensation enhancing creams and gels, and lubricants.

Fitness:

Assessment and exercises for pelvic floor strength, as well as relaxation and stress management techniques. The Company’s fitness expert will lead a series of classes focused on relaxation and flexibility, weight training for muscle maintenance, and exercises for pelvic floor restoration and strengthening.

Nutrition:

Review of overall exercise regimen and brief food diary, tailored, gradual diet recommendations that hit key health points.

Psychological Treatment:

If it is determined during the evaluation that the patient is suffering from an emotional issue (e.g. depression, anxiety, phobias) or has a history of sexual, emotional or physical abuse or trauma, she will undergo individual therapy on an ongoing basis with a trained psychotherapist. This may include general individual therapy, sex therapy or some combination of the two. General therapy is used when the patient is struggling with depression or anxiety or when a past history or trauma issue outside the relationship needs to be addressed. Sex therapy is used in combination with general therapy in cases of sexual abuse or trauma, and alone in cases of women who need education, guidance, or resolution of inhibitions that negatively impact on their sexual function. Sex therapy is all talk therapy, but behavioral in nature in that the emotional resistance to sexual activity is addressed and the patient is given homework assignments specific to her sexual complaints and psychological issues. The duration of therapy can range from several months to several years, depending on the nature of the issues being treated. Individual therapy will often be combined with couples therapy.

Couples Therapy:

If it is determined during the evaluation that there are some couples issues contributing to the sexual function complaint (e.g. hostility, lack of communication, even an emotional rift as a result of struggling with medically induced sexual problems), the patient will undergo couples therapy with her partner. This may include general couples therapy, couples sex therapy, or some combination of the two. General couples therapy would address communication styles, conflict resolution, or crisis intervention (when the couple is about to separate or is going through a crisis like an affair or serious illness). Couples sex therapy is typically combined with general couples therapy and consists of talk therapy where education and guidance are provided. Resistances to sexual activity are addressed and homework is given to the couple to enhance sexual receptivity, openness, communication and response. The duration of therapy can range from several months to several years, depending on the nature of the issues being treated.

Group Therapies and Programs:

Group therapies are very effective treatment and allow for billing up to twelve patients while utilizing just one therapist. In addition to four private talk therapy rooms, the clinic has two large group therapy rooms, a yoga room and a conference room, all of which can accommodate large patient groups in therapy. Directing treatment towards a group therapy model will help drive profit and build a sense of community with the Company’s patients. Studies on the effectiveness of group therapy have demonstrated a positive effect on women’s ability to cope with a medical condition, knowledge about that condition, stress levels associated with that condition, family functioning, quality of life, emotional growth, and even longevity.

Research and Clinical Trials

The Company’s clinic strives to be a research center and think-tank for advancing the science of female sexuality and sexual dysfunction. Dr. Berman was one of the lead principle investigators in the first multi-center clinical trial, which found Viagra to be effective in women with arousal disorder. She consulted with Pfizer to design the protocol, and also spearheaded the team to train the sex therapists to carry out the eligibility screening at over twenty different sites. The findings of the study, published in the Journal of Sex and Marital Therapy, reported a statistically significant improvement in arousal, lubrication, sexual satisfaction and ease and facility for reaching orgasm with Viagra as compared to placebo. Ongoing clinical and scientific research projects continue to be carried out at the clinic many of which will be sponsored by different companies, with whom Dr. Berman consults or has relationships.

The Company generates revenue and brand equity by conducting selective research studies. The Company believes that studies add credence to Dr. Berman’s professional reputation within the medical community and generate substantial media exposure. Interesting findings from the studies are tapped for television and radio appearances, as well as assorted newspaper and magazine features, with credit to Dr. Berman and/or the Company.

It should be noted that all research is done based on real science and driven by patient needs. The commercial aspect of the financing and promotion of the research is not allowed to compromise the integrity or accuracy of the results. All research carried out at the clinic (both clinical trials and general research) is approved by a centralized internal review board (IRB) office for the protection of human subjects. Use of a centralized IRB to review and approve all research ensures its legitimacy and provides outside supervision of adherence to ethical guidelines.

Continuing Medical Education Courses

In September 2004, the Company hosted “Women’s Sexual Health State-of-the-Art Series” through Northwestern Memorial Hospital’s Continuing Medical Education Office. This meeting was targeted to a national group of health care professionals (nurses, therapists, physicians, etc) who were interested in, or currently treating female sexual function complaints. The course emphasized cutting-edge information on the evaluation, diagnosis, and treatment of female sexual function complaints, including pelvic pain, perimenopause and menopause, sexual challenges of special populations of women, and couples issues. The two day multi-disciplinary course will be held annually in Chicago, with the next scheduled for September 17-18, 2005. The Company has expanded the series to include meetings in Los Angeles in April of 2006 and in New York City in June of 2006.

The Company benefits greatly from its role as host of this educational series on many levels. First, it heightens exposure of the clinic among other professionals in the field. Secondly, it promotes the professional reputation of the clinic in the Northwestern Memorial community and well beyond by acting as a voice of authority in the science and cutting-edge research of female sexual dysfunction.

As the Company’s representatives, the Company believes the clinical staff will continue to grow its professional reputation by attending all major meetings in the field to present the Company’s research and network with other professionals. These include the American Association of Sex Educators and Therapists (AASECT), the Society for the Scientific Study of Sexuality (SSSS), the American Psychological Association (APA), the International Society for the Study of Women’s Sexual Health (ISSWSH), the American Urologic Association (AUA), and the American College of Obstetrics and Gynecologists (ACOG).

Growth Strategies

With respect to growth inside an individual market or city, the Company plans to move beyond one large downtown center, to open satellite centers in various cities and suburbs. The satellite centers would be wholly owned and managed by the existing team. The plan is to have talk therapy and physical therapy comprise the bulk of the revenue at the satellites. In Illinois, the most likely first satellite to open would be in the Northern suburbs such as Barrington and the Western suburbs such as Naperville. Other major cities are also under consideration for the first satellite locations such as New York and San Francisco. International locations in Europe and Asia will be considered for years three and four of the roll-out strategy.

Competition

Illinois

1. Loyola University Sexual Dysfunction Center, Chicago, IL
This program is organized under the direction of Loyola’s Department of Psychiatry and Behavioral Neurosciences and is directed by Dr. Domeena Renshaw, a sex therapist. Married couples and individuals with sexual problems are provided seven weeks of counseling, while single patients may receive individual therapy or instead attend a 6-week all female or all male counseling group. Patients are typically seen by a group of trainees who are under supervision by Dr. Renshaw and her staff. The short term therapy model does not allow for treating couples or individuals with significant emotional or relationship issues. There is no medical evaluation or ongoing treatment for sexual problems.

2. The Family Institute, Northwestern University, Evanston, IL
The Midwest’s largest center devoted to couples and family therapy, the professional staff is comprised of 30 therapists plus support staff. Thirteen of those therapists specialize in couples therapy, one, Bill Pinsoff, the president of the Institute, has a specialty in sex therapy. The rest of the staff specializes in anxiety disorders, family relationships, adolescents, eating disorders, etc. The center reports that they see more than 2,400 families, couples or individuals each year. While this program is well established and offers comprehensive psychological services, they only report one therapist who has a clinical interest in sex therapy and they offer no medical evaluation or treatment for sexual function complaints

3. Other Sex Therapists in the Chicago area (sex therapy only)
Richard Carroll, PhD, Northwestern Memorial Hospital, Department of Psychiatry
Shirley Barron, PhD, University of Chicago Hospital, Department of Psychiatry
Karen Donhey, PhD, private practice, Chicago

Other States

1. The Sexual Medicine Program, Department of Urology, Well Medical College of Cornell University, New York Presbyterian Hospital, New York, NY
This program is headed by Dr. John Mulhall, an urologist. The program has been primarily focused on male sexual dysfunction, since that is Dr. Mulhall’s area of expertise. He also runs the Sexual Medicine Research Laboratory, which carries out basic science research, primarily focused in male sexual dysfunction. Beyond two support staff (including a clinical trial coordinator and a practice manager), Dr. Michael Perelman is the sex therapist affiliated with the Sexual Medicine Program. He is the Co-Director of the Human Sexuality Program, Payne Whitney Clinic of the New York Presbyterian Hospital. Dr. Perelman does offer ongoing therapy as part of a training program for psychiatry residents at the hospital. Medical testing and treatment of women primarily consists of hormonal testing and management.

2. New York Institute of Human Sexuality, Columbia University, Department of Urology, New York, NY
The institute includes two Centers: the New York Center for Men's Sexual Health and the New York Center for Women's Sexual Health. The Women’s Sexual Health program is run by Dr. Ridwan Shapsigh, a male urologist and Dr. Hilda Hutcherson, a female OBGYN. They consult with a team of sex therapists to whom they refer patients. While there is no sex therapist on staff, they do employ a director of research, nurse, clinical research coordinator and medical assistant. The primary ongoing medical evaluation and treatment they do is hormonal management.

3. Department of Psychiatry and Behavioral Sciences Reproductive and Sexual Medicine Clinic, University of Washington School of Medicine, Seattle, WA
This program is run by Dr. Julia Heiman, a sex therapist, and a team of trainees. She refers patients to outside medical experts when needed. The clinic is mostly focused on training researchers and therapists in treating different kinds of individual and couples sexual challenges. They are not targeted specifically at women, and see both male and female patients. While they collaborate with other medical departments, the program does not provide ongoing medical evaluation or treatment.

4. Center for Sexual and Marital Health, Robert Wood Johnson University Medical Group, Piscataway, NJ
This program is run by Dr. Sandra Leiblum, a sex therapist. She provides ongoing couples and individual treatment for men and women. Patients may be seen in a variety of treatment formats, including individual, couple, and group sessions. Workshop programs are offered at times to enhance and extend individual therapy. Referrals are made to medical professionals for medical evaluation and treatment when deemed necessary. This program is primarily focused on training for therapists and researchers.

5. Masters and Johnson Institute, St. Louis, MO
This program was started in the 1950’s and is presently directed by Dr. Mark Schwartz, a sex therapist. He and four other therapists focus their treatment on couples counseling, eating disorders, sexual compulsion and recovering from sexual trauma. They provide no medical evaluation or ongoing medical treatment.

6. Program in Human Sexuality, Department of Family Practice and Community Health, University of Minnesota Medical School, Minneapolis, MN
This program, directed by Dr. Eli Coleman, sex therapist, is run by a team sex therapy supervisors and trainees under his supervision. The program is focused on post-doctoral training and provides ongoing sex therapy for a range of male and female disorders from cross-dressing to HIV. No ongoing medical evaluation or care is provided.

7. Kinsey Institute Sexual Health Clinic, Indiana University Health Center, Bloomington, IN
This program is run by Dr. John Bancroft, a sex therapist. The institute provides sex therapy to individuals and couples. Some medical evaluation and treatment is carried out on male patients with erectile dysfunction, but none is available for female patients.

8. Connecticut Surgical Group, Hartford, CT
This program is run by nurse practitioner, Jill Siskind. The only other employee is a female ultrasound technician. Ms. Siskind also refers to a consulting sex therapist when needed. The program is folded into a general Urology Clinic with no dedicated space, so all other patients at the center are male with general urologic conditions. Ms. Siskind does offer medical/psychological evaluations for women with sexual problems and some ongoing medical treatment.

9. Institute for Sexual Medicine, Boston Medical Center, Boston, MA
Perhaps the largest facility in the field today, the Institute for Sexual Medicine is a combination research and treatment facility. A five million dollar grant from Bayer Corporation to fund basic science primarily in the realm of erectile dysfunction helped to create the laboratory for sexual medicine research at the Institute. Located within the Boston Medical Center, the institute is currently staffed with thirteen employees including two doctors, one sex therapist, one nurse, one ultrasound tech, two secretaries and one center coordinator; the lab is staffed with one director, one assistant director, two technicians and one administrator. The Institute is run by Dr. Irwin Goldstein, a former colleague of Dr. Berman’s. Dr. Berman founded the Women’s Sexual Health Clinic at Boston Medical Center, in 1998, which was folded into the Institute after her departure. While the Institute has had its successes, they have principally been in the realm of male sexual dysfunction. The program is designed to service male sexual problems primarily. The entire medical staff, including the sex therapist and the nurse, are men. The center has treated about 1,350 women since 1998 versus 14,000 men.

Legal Environment

Because of its involvement in Medicare and Medicaid, the Federal Government regulates much of the medical field. The Company’s physicians do not accept Medicare and Medicaid and should therefore not fall within the Medicare/Medicade Fraud Act or its penalties.

Physicians are required under a series of laws, called the Stark Laws, to function in a regulated fashion regarding referrals. The physicians practice inside the clinic but conduct their own practice for all legal purposes. Legally segmenting these two portions of the business allows the remainder of the practitioners to function outside of the purview of these restrictions. Masters of social work and masters of marital and family therapy are not restricted under either the Stark Laws or the Medicare and Medicaid rules in the context of their practice at the clinic.

Although the Company is structured as a corporation, physicians practice inside separate companies known as professional corporations (PC’s). The PC’s have management agreements with the Company and rental or lease agreements regarding the space they occupy. The PC’s themselves are owned by the various physicians who practice at the clinic.

Technology

Technology plays a significant role in the operations and finances of the business. The Company has created a significant internet presence, including a website complete with on-line scheduling capabilities, credit card payment abilities and important health information for women. A patient is able to log onto the Company’s website (www.bermancenter.com) and schedule her appointment on-the-spot. The Company believes it is important for a patient to be able to schedule in privacy and not have to speak to anyone if she chooses. At the moment, only initial assessments and Bio Identical HT appointments can be scheduled on-line.

The clinic is equipped with a practice-management software package that has full capabilities for patient scheduling, patient registration and physician documentation, along with statistical data for clinical research. Other technology features include on-line scheduling via the Company’s website, a complete network and audio and visual components for training and therapeutic sessions. Scanning of doctors’ written notes incorporates the notes into the electronic files.

Access to computers is a key component of the clinic. Every group room and the yoga room is equipped with a drop-down screen connected to the Company’s computer network so that presentations and videos can be shown as part of the group sessions or for other kinds of presentations. Each exam and treatment room has a computer in it, networked to the Company’s system, so that specialists can have easy access to patient files, notes and scheduling. A computer is also housed in the Wellness Resource Library so that patients can have access to the internet and utilize the computer for research purposes.

While the group rooms and yoga room all have their own stereo systems, the common areas and hallways are equipped with speakers so that soothing music can be heard throughout the center from a central stereo, enhancing the spa-like atmosphere.

Dr. Berman already has several online venues for content including www.NEWSHE.com, Discovery Health Channel website at www.discovery.com/health, The Oprah Winfrey Show web site www.oprah.com, www.suntimes.com, www.abcnews/gma.com, www.lifetimetv.com and www.drugstore.com.

Intellectual Property

Dr. Berman’s current and past media projects including books, television, and radio are all owned by the Company through a multi year employment agreement with Dr. Berman. Under the employment agreement, Dr. Berman has agreed to contribute the proceeds from all intellectual property to the Company (other than proceeds derived from honorarium fees and speaking engagements).

Berman Center Intimate Accessories Line products manufactured by California Exotics have not been patented nor are they patentable in management’s opinion.

Employees and Labor Relations

At March 31, 2005 the Company had 7 full-time employees and two part-time employees.

Legislative Actions and Potential New Accounting Pronouncements

In order to comply with the newly adopted Sarbanes-Oxley Act of 2002 and proposed accounting changes by the Securities and Exchange Commission, the Company may be required to increase its internal controls, hire additional personnel and additional outside legal, accounting and advisory services, all of which could cause the Company’s general and administrative costs to increase. Proposed changes in the accounting rules, including legislative and other proposals to account for employee stock options as compensation expense among others, could increase the expenses that the Company report under Generally Accepted Accounting Practices and could adversely affect its operating results.

Property

The Company’s executive offices are located at 211 East Ontario, Suite 800, Chicago, Illinois 60611. Base rent is $23 per square foot in year one or $172,500 in the first year. The rent escalates at 3% per year, except in year 3 when the extra square footage becomes chargeable.

All of the Company’s facilities are in good repair. The Company believes that its existing facilities will be adequate to meet its needs for the foreseeable future. Should the Company need additional space, the Company believes it will be able to secure additional space at commercially reasonable rates.

Dividend Policy

The Company, to its knowledge, has never paid cash dividends on its common stock. The Company intends to keep future earnings if any, to finance the expansion of its business. The Company does not anticipate that any cash dividends will be paid in the foreseeable future.

Legal Proceedings

Neither the Company, its subsidiary nor any of their respective properties are a party to any pending legal proceeding.

RISK FACTORS

Any investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase the Company’s common stock. The Company’s business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of the Company’s common stock could decline due to any of these risks, and you may lose all or part of your investment. Some of these factors have affected the Company’s financial condition and operating results in the past or are currently affecting the Company. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by the Company described below and elsewhere in this Current Report on Form 8-K.

The Company has a history of losses and the Company anticipates that its expenses will dramatically increase as the Company execute its business plan. Thus, the Company will likely experience continued losses in the near future, may not be able to continue as a going concern, and may not ever achieve or maintain profitability.

Berman Health and Media, Inc. has incurred significant losses since its inception in January 2003. In addition, the Company anticipates that its expenses will dramatically increase as the Company prepare to leverage its media platform to exploit opportunities in the female sexual medicine industry. If its revenues grow more slowly than anticipated or if its operating expenses exceed expectations, the Company will continue to operate at a loss, may not be able to continue as a going concern and may not be able to achieve or consistently maintain profitability.

In addition, the Company’s independent registered public accounting firm has added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2004 relative to the Company’s ability to continue as a going concern. The Company’s ability to obtain additional funding in year 2005 and thereafter will determine its ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s financial statements and related notes are not attached to this Current Report on Form 8-K but will be filed by an amendment to this Current Report no more than 71 days from the date that this Current Report is required to be filed.

The Company’s historical financial information does not reflect its current primary business strategy for achieving revenue growth.

Historically, Berman Health and Media, Inc. has derived the substantial majority of its revenues from clinic patients. The Company anticipates that media and product revenue from licensing its products and services that the Company plan to develop will constitute an increasing portion of its revenues. Accordingly, historical financial information should not be construed as the basis from which to judge the Company’s future operations.

The Company is dependent upon one person, Dr. Laura Berman, for achieving revenue growth. The loss of services of Dr. Berman would result in significant financial loss for the Company.

The Company is uniquely dependent on one individual, Dr. Laura Berman, for its reputation and branding. Dr. Berman’s talents, efforts, personality and leadership have been, and continue to be critical to the Company’s success. The diminution or loss of services of Dr. Berman, and any negative market or industry perception arising from that diminution or loss, could have a material adverse effect on the Company’s business and the various business lines functioning at the Company. The Company has an exclusive, royalty-free license from Dr. Berman with respect to her name, likeness, image and voice for use in its business. If the Company was to terminate Dr. Berman’s employment without cause or if Dr. Berman were to terminate her employment for good reason, the license would cease to be exclusive. In addition, under this circumstance, Dr. Berman could compete against the Company and the Company would have to pay Dr. Berman royalties on revenues relating to her name. If Dr. Berman were to compete with the Company or if the Company was to lose its right to use this intellectual property, its business would be materially adversely affected.

In addition, the Company’s business would be adversely affected if Dr. Berman’s public image or reputation were tarnished. Dr. Berman, as well as her name, her image and the intellectual property rights relating to these, are integral to the Company’s marketing efforts and form a significant portion of its brand name. The Company’s success and the value of its brand depend in large part on the reputation of Dr. Berman.

The market for female sexual health products and services is at an early stage and if market demand does not develop, the Company may not achieve or sustain revenue growth.

The market for the Company’s products and services is at an early stage. If the Company and its licensees are unable to develop demand for its products and services, the Company may not achieve or sustain revenue growth. The Company cannot accurately predict the growth of the markets for these products and services, the timing of product and service introductions or the timing of acceptance of them.

Even if the Company’s and its licensees’ products and services are ultimately adopted, widespread adoption may take a long time to occur. The timing and amount of royalties and product sales that the Company receives will depend on whether the products and services marketed achieve widespread adoption, and, if so, how rapidly that adoption occurs. The Company expects to pursue extensive and expensive marketing and sales efforts to educate prospective institutional customers about the uses and benefits of the Company’s products and services. If these institutions are unwilling to budget for such products and services or reduce their budgets as a result of an economic slowdown, cost-containment pressures or other factors, the Company may not be able to achieve widespread adoption of its products and services at a satisfactory rate. If the Company is unable to increase sales of its products and services, the Company’s business, financial condition and results of operations may be adversely affected.

If the Company fails to protect and enforce its intellectual property rights or if licensors who license intellectual property rights to the Company fails to protect and enforce such licensors’ intellectual property rights, the Company’s ability to license its technologies and to generate revenues would be impaired.

The Company’s business depends in part on generating revenues by licensing its intellectual property and by selling products and services that incorporate its specialty.

The Company might be unable to recruit or retain necessary personnel, which could slow the development and deployment of its products and services.

The Company’s future success and ability to sustain its revenue growth depend upon the continued service of the Company’s executive officers, and other key personnel and upon hiring additional key personnel and staff for the clinic. Competition for these individuals is intense and the Company may not be able to attract, assimilate or retain additional highly qualified personnel in the future. The loss of services of the Company’s executive officers and other key personnel and the failure to successfully attract, assimilate or retain sufficiently qualified personnel could harm the business and its ability to achieve or maintain profitability.

The Company projects rapid growth and change in its business and the Company’s failure to successfully manage this change could harm its business.

Any future periods of rapid growth may place significant strains on the Company’s managerial, financial and other resources. The rate of any future expansion, in combination with the Company’s diverse products and services, may demand an unusually high level of managerial effectiveness in anticipating, planning, coordinating and meeting the Company’s operational needs as well as the needs of its licensees.

Product liability claims could expose the Company to losses and could be time-consuming and costly to defend.

Claims that consumer products have flaws or other defects that lead to personal or other injury are possible, in particular for the Berman Center Intimate Accessories Collection. Berman Health and Media, Inc. has not experienced any product liability claims to date. Although the Company seeks to limit its exposure to product liability claims by using certain provisions in licensing agreements and through the Company’s manufacturer’s, California Exotic Novelties, liability insurance, existing or future laws or unfavorable judicial decisions could limit or invalidate such provisions. If products sold by the Company or by its licensees cause personal injury, financial loss or other injury to the Company’s or its licensees’ customers, the customers, or the Company’s licensees, may seek damages or other recovery from the Company. These claims would be time-consuming and expensive to defend, distracting to management and could result in substantial damages to the Company. In addition, the assertion of these claims, even if unsuccessful, could damage the Company’s reputation or that of its licensees or their products. This damage could limit the market for the Company’s products and services and harm its business, financial condition and results of operations.

The Company may become involved in costly and time consuming litigation over malpractice or violation of Stark Laws.

Hormone therapy has demonstrated risks, as found by the recent cessation of the Women’s Health Initiative launched by the National Institutes of Health in the United States. While full information and medical disclaimers are signed by all patients of the Company’s clinic, there is a risk that hormone therapy will be perceived to have some link to other illness and would generate potential liability for the clinic and its practitioners.

The medical portion of the Company’s affiliated businesses is subject to the Stark Laws in the United States regarding revenues and referrals. There is the possibility that the Company will at some time be ruled in violation of the Stark Laws, which would have an adverse economic impact on the Company.

The medical portion of the business must be separated into a separate entity known as a professional corporation. We must maintain an appropriate arms-length relationship with various professional corporations that function around the Company (i.e., the practice). The Company is not licensed to practice medicine, but may be subject to review by the licensing boards in the state of Illinois. While the majority of clinic revenue is not derived from medical services, there is a risk that the Company’s relationships with medical professionals will be viewed as improperly maintained and the Company is in violation of the corporate medicine doctrine.

Malpractice insurance maintained at the professional corporation level or the clinician level may not successfully cover the corporate entity and though the Company itself is not engaged in the practice of corporate medicine, it may be named in any potential malpractice suits, as well.

The Company and its officers, directors and employees have limited experience in marketing, licensing and selling the products and services offered by the Company’s clinic, have no experience in the online dating industry and may not be able to operate the business effectively.

The Company and its officers, directors and employees have limited experience in marketing, licensing and selling the products and services offered by the Company’s clinic, in operating and managing the clinic and in developing products and services related to the female sexual medicine industry. In addition, offering and developing an online dating site is a substantial departure from the Company’s current business of offering product development and services related to the female sexual medicine industry. The Company and its officers, directors and employees have no experience in developing, producing, pricing, marketing, selling or distributing online dating products and services and the Company will rely on its ability to employ persons that have such experience to carry out its business strategy with respect to developing an online dating site and the other areas of its business. Because of its inexperience in these areas, the Company may not be effective in achieving success that may otherwise be attainable by more experience.

Legislative actions, higher insurance cost and potential new accounting pronouncements are likely to impact the Company’s future financial position and results of operations.

There may potentially be new accounting pronouncements or regulatory rulings which will have an impact on the Company’s future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs. In addition, insurers are likely to increase premiums as a result of high claims rates, which the Company expects will increase its premiums for insurance policies. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses the Company report under generally accepted accounting principles, and adversely affect its operating results.

Changes in general economic conditions, especially interest rates and business cycles, may significantly affect the Company’s income and revenues.

Any substantial deterioration in general political or economic conditions, particularly in the United States, may adversely affect the Company’s financial performance. The terrorist attacks that took place in the United States on September 11, 2001, along with the U.S. military campaign against terrorism in Iraq, Afghanistan and elsewhere and continued violence in the Middle East have created many economic and political uncertainties, some of which may materially harm demand for the Company’s products and services and the Company’s business and revenues. The long-term effects of these events on the Company’s industry, the market for its products and the U.S. economy as a whole are uncertain. The consequences of any additional terrorist attacks, or any expanded-armed conflicts are unpredictable, and the Company may not be able to foresee these events that could have an adverse effect on its markets or business.

The Company may become involved in costly and time consuming litigation over misused or misinterpreted advice.

A portion of the Company’s media, from radio to television to books and columns, focuses on giving advice in the therapeutic and medical realms. In delivering such advice, there is risk it will be improperly followed or improperly blamed for damage that a listener, viewer or reader may have suffered, and consequently the Company could be subject to lawsuits on that basis. The negative publicity resulting from filing of any such lawsuit could adversely affect the Company’s marketing efforts. In addition, it is possible that the Company’s financial resources would be insufficient to satisfy the alleged claims in any lawsuit.

The Company may become involved in costly and time consuming litigation over clinical trials conducted at the Berman Center.

Clinical trials conducted at the Berman Center carry with them inherent risk because of the experimentation on human subjects. While independent review board (IRB) approvals will be achieved before any clinical trial testing is done, the risk of litigation and malpractice claims is present.

If the Company’s television shows fail to maintain a sufficient audience and if adverse trends develop in the television production business generally, that business could become unprofitable.

The Company’s television production business generates a growing portion of its revenues, but is subject to a number of uncertainties. Television production is a speculative business because revenues and income derived from television depend primarily on the continued acceptance of that programming from the public, which is difficult to predict. Public acceptance of particular programming is dependent upon, among other things, the content and quality of that programming, the strength of stations on which that programming is broadcast, promotion of that programming, the quality and acceptance of competing television programming and other sources of entertainment and information.

While Showtime Networks has approved the pilot for A More Perfect Union, it is not obliged to continue with the first season as a series. Showtime Networks is in the process of reviewing the pilot in order to determine if it will proceed with a 10-episode series. If Showtime Networks accepts the series, it will be under prearranged terms negotiated at the time of the pilot agreement.

In addition, television revenues and income may also be affected by a number of factors beyond the Company’s control. These factors include a general decline in broadcast television viewers, pricing pressure in the television advertising industry, strength of the stations on which the Company’s programming is broadcast, general economic conditions, availability of other forms of entertainment and leisure time activities and other factors. All of these factors may quickly change and these factors cannot be predicted with certainty. Accordingly, if these changes were to occur, the revenues the Company generates and anticipates generating from television programming could decline.

The Company is reliant upon outside production companies to produce a successful television product, and the Company may not be able to control the final output.

The nature of the entertainment business is such that the Company, to the extent that the Company is not in charge of production, is not necessarily in charge of the quality of the final output. Success of the entertainment product is contingent upon working with producers who provide quality services. The Company is reliant upon different production companies to produce a successful product; and those production companies may not succeed on any given project. Due to factors beyond the Company’s control, some of the media projects may not succeed in producing long-term revenue.

Future acquisitions might dilute stockholder value, divert management attention or cause integration problems.

As part of its business strategy, the Company might in the future acquire, businesses or intellectual property that the Company feel could complement its business, enhance its products and services or increase its intellectual property portfolio. If the Company consummate acquisitions through an exchange of the Company’s securities, its stockholders could suffer significant dilution. Acquisitions could create risks for the Company, including:

•	unanticipated costs associated with the acquisitions;
•	use of substantial portions of the Company’s available cash to consummate the acquisitions;
•	diversion of management’s attention from other business concerns; and
•	difficulties in assimilation of acquired personnel or operations.

Any future acquisition, even if successfully completed, might not generate any additional revenue or provide any benefit to the Company’s business.

The Company anticipates raising additional capital in the future.

The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to carry out its business strategy. The Company cannot be certain that any financing will be available on acceptable terms, or at all, and the Company’s failure to raise capital when needed could limit its ability to expand its business. Additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants. Moreover, strategic relationships, if necessary to raise additional funds, may require that the Company relinquish valuable rights.

The Company’s executive officers, directors and major stockholders have significant control over the Company, which may lead to conflicts with other stockholders over corporate governance matters.

The Company’s current directors, officers and more than 10% stockholders, as a group, own approximately 49.53% of the Company’s outstanding common stock. Acting together, these stockholders would be able to significantly influence all matters that the Company’s stockholders vote upon, including the election of directors, approvals of acquisitions and financing and other transactions.

If the Company fails to maintain effective internal controls over financial reporting, the price of its common stock may be adversely affected.

The Company is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact the Company’s disclosures regarding its business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting at such time may identify weaknesses and conditions that need to be addressed in the Company’s internal controls over financial reporting or other matters that may raise concerns for you. Any actual or perceived weaknesses and conditions that need to be addressed in the Company’s internal controls over financial reporting, disclosure of management's assessment of its internal controls over financial reporting or disclosure of its public accounting firm's attestation to or report on management's assessment of its internal controls over financial reporting may have an adverse impact on the price of the Company’s common stock.

The Company may not be able to achieve the benefits the Company expects to result from the merger.

There can be no assurance that any of the anticipated benefits of the recent merger of the Company and Berman Health and Media, Inc. will be realized. In addition, the attention and effort devoted to consummating and achieving the benefits of the merger could significantly divert management’s attention from other important issues, which could materially and adversely affect the Company’s operating results or stock price in the future.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if the Company fails to comply in a timely manner, its business could be harmed and its stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of a company’s internal control over financial reporting, and attestation of its assessment by the company’s independent registered public accountants. On March 2, 2005, the SEC extended the compliance dates for non-accelerated filers, as defined by the SEC, by one year. Accordingly, the Company believes that this requirement will eventually be applicable to the Company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. The Company may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, the attestation process by its independent registered public accountants is new and the Company may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the Company’s assessment by its independent registered public accountants. If the Company cannot assess its internal control over financial reporting as effective, or its independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

The Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. The Company has not yet adopted any of these corporate governance measures and, since its securities are not yet listed on a national securities exchange or Nasdaq, the Company is not required to do so. It is possible that if the Company was to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to the Company’s senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind the Company’s current lack of corporate governance measures in formulating their investment decisions.

There is no assurance of an established public trading market.

Although the Company’s common stock is quoted in the Pink Sheets, a regular trading market for the securities may not be sustained in the future. Quotes for stocks listed on the Pink Sheets are not listed in the financial sections of newspapers and newspapers generally have very little coverage of stocks listed solely on the Pink Sheets. Accordingly, prices for and coverage of securities traded solely on the Pink Sheets may be difficult to obtain. In addition, stock traded solely on the Pink Sheets tend to have a limited number of market makers and a larger spread between the bid and ask prices than those listed on the NYSE, AMEX or NASQAQ exchanges. All of these factors may cause holders of the Company’s common stock to be unable to resell their securities at or near their original offering price or at any price. Market prices for the Company’s common stock will be influenced by a number of factors, including:

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for the Company’s common stock;

•	investor perceptions of the Company after the merger with Berman Health and Media, Inc. and the women’s sexual health industry generally; and

•	general economic and other national conditions.

Provisions of the Company’s certificate of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of the Company’s stockholders.

Provisions of the Company’s certificate of incorporation and bylaws may be deemed to have anti-takeover effects, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Delaware General Corporation Law also may be deemed to have certain anti-takeover effects.

Shares eligible for future sale may adversely affect the market price of the Company’s common stock, as the future sale of a substantial amount of its stock in the public marketplace could reduce the price of the Company’s common stock.

Substantial sales of the Company’s common stock in the public market, or the perception that such sales could occur, could result in the drop in the market price of its securities and make it more difficult for the Company to complete future equity financings on acceptable terms, if at all, by introducing a large number of sellers to the market. From time to time, certain of the Company’s stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of the Company that has satisfied a two-year holding period. In addition, Berman Health and Media, Inc. recently completed a private placement, whereby they granted the investors in the private placement certain registration rights with respect to the shares of common stock underlying their securities. Those securities are included in the securities being offered in this prospectus. Hunter World Markets, Inc. may also, in its sole discretion, permit certain of the Company’s current stockholders who are subject to contractual lock-up agreements to sell shares prior to the expiration of their lock-up agreements. The Company cannot estimate the number of shares of common stock that may actually be resold in the public market because this will depend on the market price for its common stock, the individual circumstances of the sellers and other factors. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of the Company’s securities.

The Company’s common stock is considered to be a “penny stock.”

The Company’s common stock is considered to be a "penny stock" as it meets one or more of the following definitions. A stock is generally considered to be a penny stock if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Company’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Company’s common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

The Company does not foresee paying cash dividends in the foreseeable future.

The Company does not plan to pay cash dividends on its stock in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the plans and objectives of management for the business, operations, and economic performance of the Company. These forward-looking statements generally can be identified by the context of the statements or the use of words such as the “Company” or its management "believes," "anticipates," "intends," "expects," "plans" or words of similar meaning. Similarly, statements that describe the Company’s future operating performance, financial results, plans, objectives, strategies, or goals are forward-looking statements. Although management believes that the assumptions underlying the forward-looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond the Company’s control. Accordingly, actual results could differ materially from those contemplated by the forward-looking statements.

These risks and uncertainties include, without limitation, those described under “Risk Factors,” above.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. The Company cannot guarantee that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and the Company assumes no obligation to update any such forward-looking statements.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Berman Health and Media, Inc. recently closed a private placement offering of common stock and warrants (the “Units”) each consisting of (i) two shares of common stock, (ii) one three-year warrant exercisable into one share of common stock at an exercise price of $1.05 and (iii) one three year warrant exercisable into one share of common stock at an exercise price of $1.57.

The Units were offered solely to persons who qualified as “accredited investors” within the meaning of Rule 501 of the Securities Act of 1933, as amended (the “Act”), “Qualified Institutional Buyers” within the meaning of Rule 144A of the Act and to certain persons in offshore transactions in reliance on Regulation S of the Act.

The price per Unit was $1.05. In June 2005, Berman Health and Media, Inc. sold an aggregate of 2,952,381 Units and received $3,100,000 in gross proceeds from such sale. The securities were issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D and Regulation S promulgated thereunder and similar provisions under applicable state laws which provide exemptions from the securities registration provisions. The Company has agreed to assume the warrants issued by Berman Health and Media, Inc. in the private placement Each share of common stock underlying such warrants is now exercisable into 1.535999487 shares of the Company’s common stock. These warrants are currently exercisable into an aggregate of 9,069,714 shares of the Company’s common stock.

In connection with the private placement, Berman Health and Media, Inc. entered into a placement agent agreement with Hunter World Markets, Inc. (“HWM”), the Company’s former controlling stockholder and one of the Company’s current stockholders, pursuant to which HWM offered for sale the Units on a “best efforts” basis. As consideration for HWM’s services, the Company is now obligated to pay HWM or HWM is entitled to receive (i) a $310,000 commission on the sale of the Units, (ii) reimbursement of up $62,000 in non-accountable expenses and (iii) three year warrants exercisable into 906,971 shares of the Company’s common stock. The warrants were issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state law which provides exemptions from the securities registration provisions.

Prior to converting into corporate form, Berman Health and Media, Inc. sold in 2003, 2004 and 2005 an aggregate of 3,767,390 membership interests in Berman Center LLC, solely to persons who qualified as “accredited investors” within the meaning of Rule 501 of the Act. Berman Health and Media, Inc. received an aggregate of $2,966,223 in proceeds from such sales. These securities converted into 19,730,504 shares of the Company’s common stock upon consummation of the merger in June 2005. The securities were originally issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state laws which provide exemptions from the securities registration provisions.

In addition, prior to converting into corporate form, Berman Health and Media, Inc. issued to certain “accredited investors” providing $400,000 in working capital to Berman Center LLC, three and a half year warrants exercisable into 117,315 membership interests in the Berman Center LLC at an exercise price of $1.074034786. These warrants converted into warrants exercisable into 400,000 shares of Berman Health and Media, Inc.’s common stock at an exercise price of $0.315 upon the reorganization of Berman Center LLC into corporate form. The Company agreed to assume these warrants in connection with the merger. Each share of common stock underlying such warrants is now exercisable into 1.535999487 shares of the Company’s common stock. These warrants are currently exerciseable into an aggregate of 614,400 shares of the Company’s common stock. The securities were originally issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state laws which provide exemptions from the securities registration provisions.

The forms of warrants issued by Berman Health and Media, Inc. to investors and to HWM are attached as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K.

A copy of the Placement Agent Agreement between Berman Health and Media, Inc. and HWM is attached as Exhibit 10.2

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The Company recently engaged Singer Lewak Greenbaum & Goldstein LLP as its independent registered public accountant to audit the consolidated financial statements of the Company for the year ended December 31, 2004.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On June 3, 2005, the Company, along with LBC MergerSub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and certain existing stockholders of the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berman Health and Media, Inc., a privately held Delaware corporation, pursuant to which the Company would be acquired by BHM in a merger transaction wherein Merger Sub would merge with and into BHM, with BHM being the surviving corporation (the “Merger”).

The Merger resulted in a change-of-control by BHM and its stockholders and the assumption of BHM’s operations and liabilities. At the effective time of the Merger:

•	The Company merged Merger Sub with and into BHM and the separate corporate existence of Merger Sub has ceased; and

•
The Company had issued 19,730,504 shares of its restricted common stock, and 314,230 options and 614,400 warrants to purchase additional shares of its restricted common stock to the stockholders of BHM in exchange for 100% of the issued and outstanding shares of common stock and warrants to purchase shares BHM’s common stock.

Also in connection with the Merger, the Company has deposited 2,303,999 shares of its common stock into an escrow account, which shall cover any claims for breach of warranties, indemnities, covenants or undertakings contained in the Merger Agreement raised by BHM during the two-year period following the closing of the Merger.   In addition, the Company has reincorporated from the State of Georgia to the State of Delaware and has changed its corporate name from “LB Center, Inc.” to “Berman Center, Inc.”

As a result of the Merger, the Company has become the parent corporation of BHM, and the stockholders of BHM have become shareholders of the Company. At the effectiveness of the Merger, the remaining shareholders of the Company owned approximately 13% of the issued and outstanding shares of the Company’s common stock, based on 22,725,703 shares outstanding after the Merger.

Following the Merger, Samuel P. Chapman, Laura A.C. Berman, Allan Charles, Alger Chapman, Stuart Cornew, Jan Fawcett, Robert Goodmen and Michael Romano, each of whom are directors of BHM, were appointed to the Board of Directors of the Company. In addition, the Company appointed Samuel P. Chapman as the Company’s Chairman and Chief Executive Officer, Laura A.C. Berman as President and William McDunn as Chief Financial Officer. Todd Ficeto resigned from all of his officer and director positions.

The transaction contemplated by the Merger Agreement is intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 and 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended.

The securities issued in connection with the Merger were issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state law which provides exemptions from the securities registration provisions.

In May, 2005, BHM began offering for sale units of its common stock and warrants (the “Units”), each consisting of (i) two shares of its common stock, (ii) one three-year warrant exercisable into one share of its common stock at an exercise price of $1.05 and (iii) one three year warrant exercisable into one share of its common stock at an exercise price of $1.575. The price per Unit was $1.05. In June 2005, 2,952,381 Units were sold to certain of the selling security holders at an initial closing of the sale of the Units. In addition, BHM issued a warrant to purchase common stock to the placement agent in exchange for services provided to BHM in connection with the offering. After issuance of shares of common stock and warrants to purchase shares of common stock related to the private offering in June 2005, the Company had 31,795,415 shares of common stock outstanding and warrants and options to purchase 10,905,315 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE MERGER

The following table sets forth information regarding the beneficial ownership of the shares of the Company’s common stock as of June 14, 2005, except as noted in the footnotes below, by:

•	Each person who the Company knows to be the beneficial owner of 5% or more of its outstanding common stock;

•	Each of the Company’s executive officers;

•	Each of the Company’s directors; and

•	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of June 14, 2005 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of June 14, 2005, 2,995,199 shares of the Company’s common stock were issued and outstanding. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. The address of each shareholder is listed in the table.

Name and Address Of Beneficial Owner	Amount Of Beneficial Ownership	Percent Of Class
Todd Ficeto(1)	1,204,210	40.2%
Corporate Advisors Group	1,000,000	33.4%
Petr Ondrousek	400,000	13.4%
Loman International SA	350,000	11.7%
All directors and named executive officers as a group (one person)	1,204,210	40.2%

__________
(1)
Includes (i) 25,210 shares of the Company’s common stock owned by Hunter World Markets, Inc. (“HWM”), (ii) 1,159,000 shares of the Company’s common stock owned by Todd Ficeto, the President of Hunter World Markets, Inc., (v) 10,000 shares of the Company’s common stock owned by Hunter Ficeto, a family member of Todd Ficeto and (vi) 10,000 shares of the Company’s common stock owned by Natalia Ficeto, a family member of Todd Ficeto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE MERGER

The following table sets forth information with respect to the levels of beneficial ownership of the Company’s common stock owned upon the effectiveness of the Merger by:

•	Each person who the Company knows to be the beneficial owner of 5% or more of its outstanding common stock;

•	Each of the Company’s executive officers;

•	Each of the Company’s directors; and

•	All of the Company’s executive officers and directors as a group.

Prior to the Merger, the Company had 2,995,199 shares of its common stock issued and outstanding. After the Merger and the private offering taking place in June 2005, as of June 16, 2005, the Company had 31,795,415 shares of its common stock issued and outstanding, in addition to options and warrants to purchase 10,905,315 shares of the Company’s common stock, which could result in up to 42,700,730 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of the closing date of the Merger, June 16, 2005, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage of any other person. Unless indicated otherwise, the address for each person named is c/o Berman Center, Inc., 211 East Ontario, Suite 800, Chicago, Illinois 60611.

Name and Address of Beneficial Owner or Identity of Group (1)	Amount of Beneficial Ownership	Percent of Class

Samuel P. Chapman and Laura A. Berman (2)	5,747,419	18.08%

Alger Chapman	436,431	1.37%

Stuart Cornew	157,115	*

Robert Goodman	157,115	*

Michael Romano	157,115	*

Allan Charles (3)	157,115	*

Jan Fawcett (4)	157,115	*

Esarbee Investment Group 1170 Peel Montreal, Quebec Canada H3B4P2	2,007,586	6.31%

European Capitalist Fund c/o Ogier Fiduciary Services (Cayman) Limited P.O. Box 1234GT Queensgate House South Church Street George Town Grand Cayman, Cayman Islands (5)	18,954,283	45.16%

Hunter World Markets, Inc. 9300 Wilshire Boulevard Penthouse Suite Beverly Hills, CA 90212 (6)	2,495,181	7.54%

All current directors and officers as a group	6,969,425	21.92%
________________
* indicates less than 1%.

1.
The persons named in this table have sole voting and investment power with respect to all shares of common stock listed. Beneficial ownership also includes that number of shares, which an individual has the right to acquire within 60 days (such as through the exercise of warrants and options) of the date of this Current Report on Form 8-K.

2.
Mr. Samuel P. Chapman owns together with his wife Dr. Laura A. Berman 2,897,906 shares of the Company’s common stock. Berman Center Holdings LLC, which is owned by Mr. Samuel P. Chapman and Dr. Laura A. Berman, owns 2,849,513 shares of the Company’s common stock.

3.	Represents 157,115 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of the date of this Current Report on Form 8-K.

4.	Represents 157,115 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of the date of this Current Report on Form 8-K.

5.
This amount includes (i) 4,388,572 shares of the Company’s common stock owned by European Capitalist Fund (“ECP”), (ii) 4,388,569 shares of the Company’s common stock owned by Absolute Return Europe Fund, an affiliate of ECP, (iii) 1,000,000 shares of the Company’s common stock owned by Corporate Advisors Group, an affiliate of ECP, (iv) warrants held by Corporate Advisors Group, an affiliate of ECP, currently exercisable into 4,388,572 shares of common stock , (v) 400,000 shares of the Company’s common stock owned by Peter Ondrousek, an affiliate of ECP and (vi) warrants held by Peter Ondrousek, an affiliate of ECP, currently exercisable into 4,388,570 shares of common stock.

6.
This amount includes (i) 25,210 shares of the Company’s common stock owned by Hunter World Markets, Inc. (“HWM”), (ii) warrants held by HWM currently exercisable into 906,971 shares of the Company’s common stock, (iii) warrants held by The Hunter Fund Ltd., an affiliate of HWM, currently exercisable into 384,000 shares of the Company’s common stock, (iv) 1,159,000 shares of the Company’s common stock owned by Todd Ficeto, the President of Hunter World Markets, Inc., (v) 10,000 shares of the Company’s common stock owned by Hunter Ficeto, a family member of Todd Ficeto and (vi) 10,000 shares of the Company’s common stock owned by Natalia Ficeto, a family member of Todd Ficeto.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following discussion sets forth information regarding the Company’s executive officers and directors prior to and following the Merger.

Executive Officers and Directors Prior to the Merger

Name	Age	Year First Appointed Director	Positions
Todd Ficeto	38	2004	Sole Director, Chief Executive Officer, Chief Financial Officer and Secretary

TODD FICETO

Todd M. Ficeto, age 38, became the Company's sole Director, Chief Executive Officer, Chief Financial Officer and Secretary in December 2004 in connection with his acquisition of the majority of the Company's common stock. Mr. Ficeto founded Hunter World Markets, Inc. in 1995 and is currently its President and Chairman. Mr. Ficeto has been in the investment banking industry since 1989.

Executive Officers and Directors Following the Merger

The following new executive officers of the Company will be elected annually by the Board of Directors and the following new members of the Company’s Board of Directors will serve one year terms until the earlier of their death, resignation or removal by the Board of Directors:

Name	Age	Position	Year First Appointed Executive Officer and/or Director of Berman Health and Media, Inc.
Samuel P. Chapman	40	Chairman, Chief Executive Officer	2003
Laura A.C. Berman, LICSW, PHD.	36	President, Director	2003
William McDunn	48	Chief Financial Officer	2004
Allan Charles, M.D.	76	Director	2004
Alger Chapman	73	Director	2004
Stuart Cornew	47	Director	2004
Jan Fawcett, M.D.	71	Director	2004
Robert Goodman	49	Director	2004
Michael Romano	50	Director	2004

The following information describes the business experience during the past five years of the executive officers and directors named above and certain other persons who are expected to make significant contributions to the business of the Company.

SAMUEL P. CHAPMAN

Samuel P. Chapman has been President of Parson Capital Corporation for the past thirteen years. Parson Capital is a venture capital boutique firm specializing in start-up companies. He is also a Director of HDO, Inc. During his career with Parson Capital he founded several companies playing the role of financier and Co Chairman of the Board along with his partner. One of the companies he co-founded was Parson Group LLC, a consulting firm that achieved the number one ranking by Inc. Magazine as the fastest growing private company in America in the year 2000. Parson Group was sold the following year to a British Company for $55 million cash.

Mr. Chapman formerly worked for both Dillon Read & Co., Inc. (now owned by UBS) and Lehman Brothers as a mergers and acquisitions specialist in New York. He is a member of the Board of Directors and former Cochairman of HDO Production a nationwide tent rental company. He is also a member of the Young Presidents Organization (YPO) and of the Economics Club of Chicago. He was formerly Co Chairman of Cantilever Technologies LLC, a software company he helped found, a past member of the Board of Trustees and the Executive Committee of the Rehabilitation Institute of Chicago, the top rehabilitation hospital in the world. Mr. Chapman graduated with a BA from Williams College in 1986.

LAURA A.C. BERMAN, LICSW, PHD.

Dr. Laura Berman has been working as a sex educator and therapist for over fifteen years. After obtaining her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University, she went on to complete a training fellowship in Sexual Therapy with the Department of Psychiatry at New York University Medical Center. Dr. Berman is currently an Assistant Clinical Professor of OBGYN and Psychiatry in the Feinberg School of Medicine at Northwestern University.

Dr. Berman is chair of the Women’s Sexual Health State-Of-The-Art Series, an accredited program for the Council of Continuing Medical Education and currently serves on the foundation board of the Society for the Scientific Study of Sexuality (SSSS). She is also a member of the American Association of Sex Educators Counselors and Therapists (AASECT), the National Association of Social Workers (NASW), and is one of the few non-physician members of the American Urologic Association (AUA). She has been involved in numerous clinical sexual pharmacology trials, including acting as lead investigator for testing the effectiveness of Viagra on women's sexual complaints.

Dr. Berman has authored over 25 articles published in peer reviewed journals, and has been an invited speaker at over 45 venues in the United States and abroad. She recently wrote the chapter on female sexuality in Obstetrics and Gynecology, the definitive medical school text on the subject, edited by Dr. Sciarra, the past chair of the Department of OBGYN at Northwestern Memorial Hospital. Dr. Berman is also the recipient of many awards and honors, including Rising Star of the Year, (National Association of Women Business Owners, Los Angeles, February 2002), Women of Action Award (Israel Cancer Research Fund, August 2002) and Women Who Make A Difference (Los Angeles Business Journal, August 2002).

In July, 1998, Dr. Berman founded the Women’s Sexual Health Center in the Department of Urology at Boston Medical Center. She was Co-Director there and established the first comprehensive protocol for treating female sexual dysfunction. In spring of 2000, she was recruited to UCLA Medical Center to start the Female Sexual Medicine Center, also within the department of Urology. She was Director of this Center until December 2002 when she moved to Chicago to join the clinical faculty of Northwestern Memorial Hospital and start Berman Center LLC.

ALLAN CHARLES, M.D.

Allan Charles is retired Chief of OBGYN at Michael Reese Hospital and Medical Center, retired Chairman of the Board of Directors for the Research and Education Foundation of the Michael Reese Medical Staff and presently Attending Physician in the Department of OBGYN at the same institution.

ALGER CHAPMAN

Alger Chapman is Director of the Cambridge Group. He is also the recently retired Chairman of ABN AMRO Financial Services, Inc. Prior to that Mr. Chapman was Chairman and CEO of the CBOE from 1986 to 1997. He is also on the Board of IArlington Capital, HDO Productions and Prime Insurance Holdings.

STUART CORNEW

Stuart Cornew is Managing Director of Pattern Associates which he founded ten years ago. Pattern is a database mining and consulting company specializing in finding answers in large data sets for the financial services industry. Currently he also serves on the board of Harlem Furniture and the advisory board of the Northwestern University Cancer Center.

JAN FAWCETT, M.D.

Jan Fawcett is Professor at the University of New Mexico school of Medicine and the recently retired chairman of the Department of Psychiatry at Rush-Presbyterian-St. Luke’s Medical Center.

ROBERT GOODMAN

Robert Goodman is Chairman and CEO, Asia/Pacific Hudson Highland Group. The Hudson Highland Group is a world wide staffing, outsourcing and executive search firm, headquartered in Chicago, IL.

MICHAEL ROMANO

Michael Romano is immediate past CEO of Romano Brothers Beverage Company. Romano Brothers is the leading wine and spirits distributor in the State of Illinois. Mr. Romano sold his Company to Southern Wine and Spirits in late 2002.

WILLIAM MCDUNN

William McDunn has over 15 years of experience in Finance and Accounting. He was the Controller for Parson Group for five years, managing a staff of 15 and reporting directly to the CFO. Prior to Parson Consulting, he was Division Controller for Stone Container Corporation and responsible for oversight of accounting activities in his business unit. Mr. McDunn received a BA in Accounting and Liberal Arts from University of Illinois in Chicago in 1979. He received his CPA in 1981 and an MBA from Loyola University in 1989.

The following contains biographical information of other persons that are expected to make a significant contribution to the business of the Company.

KATHRYN L. MONKE

Kathryn L. Monke, age 38, has served as Manager, Center Operations of Berman Center since 2005. Ms. Monke has over eight years of experience with internal operations and systems. She was employed at Parson Group and most recently was a Senior Project Manager in internal operations and system implementation. Throughout her career she has gained experience in recruiting, interviewing, hiring, human resources, marketing, office management, training and documentation. Kathy received her Bachelor of Science in Marketing from Northern Illinois University.

DANA DEMAS

Dana Demas, age 29, is a writer for Berman Center since 2004. Ms. Demas is the author of two books: Women’s Health and Wellness: An Illustrated Guide and Dog Breeds: An Illustrated Guide. She has a variety of writing and editing experience, including feature-length articles, newsletter and website content for clients from a diverse range of industries. Dana received her Bachelor of Arts in English and Psychology from the University of Vermont in 1998.

SUZANNE ROTH, MSN, APRN, BC

Suzanne Roth, age 46, has served as Nurse Practitioner of Berman Center since 2004. Ms. Roth was most recently employed at Men’s Health Boston as a clinical study coordinator responsible for conducting/directing three clinical trials for patients with erectile dysfunction under the supervision of Abraham Morgentaler, M.D. She started her professional life at Massachusetts General Hospital as a Urological, Registered Professional Nurse. Suzanne received her Masters of Science in Nursing, Adult Primary Care and Women’s Health, from Simmons College.

REBECCA JEFFERS

Rebecca Jeffers, age 32, has served as a Fitness Expert of Berman Center since 2004. Ms. Jeffers has been a yoga instructor for six years and is also certified in mat Pilates. She was trained at the N. U. Yoga Center in Chicago, IL, where she was exposed to all the different yoga systems, serials, and sequencing of poses. She has also had training in diet and nutrition and holistic health, and experience in developing and delivering specialized programs.

KERRIE GROW MCLEAN, PSYD, LPC

Kerrie Grow McLean, age 31, has served as Psychotherapist of Berman Center since 2004. Ms. McLean received her undergraduate degree in Psychology from Michigan State University, and received her Masters and Doctoral degrees in Clinical Psychology from Chicago School of Professional Psychology.  She completed her training at Northwestern University’s Counseling and Psychological Services where she was a predoctoral intern.  Dr. Grow McLean also trained as a sex therapist at the Loyola University Medical Center Sexual Dysfunction Clinic.  Her experience includes individual, couples and sex therapy.  Dr. Grow McLean specializes in treating women’s health issues including sexual health and functioning, body image, genital image, and menopausal health.  She is currently a member of the American Association of Sex Educators Counselors and Therapists as well as the American Psychological Association.

MARTHA WEINFURTER, BSN

Martha Weinfurter, age 47, has served as Patient Concierge of Berman Center since 2004. Ms. Weinfurter was most recently employed at Highland Park Hospital in Highland Park, IL as a Discharge Planner. She started her professional life at St. Luke's Hospital in Milwaukee, WI, where she worked on a medical unit and Kidney Dialysis. Martha then spent three years on a tertiary unit of Labor and Delivery at St. Joseph's Hospital in Milwaukee. She has experience as a community health nurse in the Washington D.C. area and received her Bachelor of Arts degree in Nursing from Marquette University in Milwaukee, Wisconsin.

Director Compensation

The Company does not have an established policy to provide compensation to members of its Board of Directors for their services in that capacity. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Each of the Company’s outside directors (other than Jan Fawcett and Allan Charles) owns 157,115 shares of the Company’s common stock.

In December 2004, Berman Center LLC granted options to two of its outside directors, Jan Fawcett and Allan Charles, exercisable into an aggregate of 60,000 units of Berman Center, LLC. These options become exercisable into 204,578 shares of common stock of BHM upon the reorganization of Berman Center LLC into BHM. The Company agreed to assume the options upon closing of the merger and these options are now exercisable into an aggregate of 314,230 shares of the Company’s common stock

The Board of Directors and Committees

The Company’s Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Company’s Board of Directors as a whole. The Company is not required to maintain such committees under the rules applicable to companies listed on the Pink Sheets. None of the Company’s independent directors qualify as an "audit committee financial expert."

Family Relationships

Samuel P. Chapman is the husband of Dr. Laura A. Berman. In addition, Samuel P. Chapman is related to Alger Chapman.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for fiscal year 2003 and 2004 of the Company’s chief executive officer and one other executive officer whose annual salary and bonus exceeded $100,000 in such fiscal years (collectively, the “Named Executive Officers”). The amounts disclosed for fiscal year 2003 and 2004 for each of the Named Executive Officers relate to such person’s compensation received as an executive officer of BHM.

	Annual Compensation(1)
Name and Principal Position	Year	Salary($)	Bonus($)
Samuel P. Chapman - Chairman and Chief Executive Officer	2003	$0	$0
	2004	$110,769	$0
Laura A. C. Berman - President	2003	$0	$0
	2004	$110,769	$0

(1) The amounts disclosed exclude perquisites and other personal benefits, securities or property, which, for fiscal year 2003 and 2004 aggregated less than the lower of $50,000 or 10% of the total of annual salary and bonus reported for each Named Executive Officer.

Employment Agreements

The Company and Dr. Laura Berman have entered into a three-year employment agreement. Pursuant to such agreement, Dr. Berman will receive an annual salary of $200,000, provided that under certain circumstances the Company’s Board of Directors may increase her salary. In addition, Dr. Berman has also agreed to contribute to the Company all income, revenue and other compensation received by Dr. Berman in connection with activities related to the business operations of the Company during her employment, including, without limitation, all revenue from media sources, talent agreements with television production companies or other media sources and authorship royalties. These items are the Company’s sole property and may not be removed from the Company without approval of at least a majority in interest of the Company’s stockholders and adequate compensation to the Company. The contribution of income and revenues describe above, however, does not include income, revenue and other compensation derived by Dr. Berman from honorarium fees and speaking engagements.

A copy of Dr. Berman’s Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Certain Relationships and Related Transactions

None.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Section 145 of the General Corporation Law of the State of Delaware, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Company’s bylaws further provide that its Board of Directors has sole discretion to indemnify its officers and other employees. The Company may limit the extent of such indemnification by individual contracts with its directors and executive officers, but have not done so. The Company is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Company’s bylaws or otherwise. The Company is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

The Company has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POST MERGER DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 100,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share. The following description of the Company’s capital stock does not purport to be complete and is governed by and qualified by the Company’s certificate of incorporation and bylaws, which are included as exhibits to this Current Report on Form 8-K, forms a part, and by the provisions of applicable Delaware law.

Preferred Stock

As of June 16, 2005, the Company had no shares of preferred stock outstanding. The Board of Directors of the Company has the power to issue shares of preferred stock from time to time in one or more series. Pursuant to the Company’s Certificate of Incorporation, the Board of Directors is authorized to fix or alter the designations, powers, preferences and other rights and restrictions of the preferred stock, including, without limitation, the dividend rights, conversion rights and voting rights of the preferred stock. The Company’s Board of Directors can issue preferred stock without any stockholder approval with voting, conversion and other rights that could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids of the Company’s common stock at a premium over the market price of the common stock and may adversely affect the market price of its common stock.

Common stock

As of June 16, 2005, the Company had 31,795,415 shares of common stock outstanding, which were held of record and beneficially by approximately 66 stockholders. As of June 16, 2005, there were 10,591,085 shares of common stock underlying outstanding warrants and 314,230 shares of common stock underlying outstanding stock options.

The holders of the Company’s common stock are entitled to one (1) vote per share on all matters submitted to a vote of its stockholders. In addition, subject to the preferences applicable to any shares of preferred stock outstanding, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of funds legally available therefore. In the event of the dissolution, liquidation or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and any preferences applicable to any shares of preferred stock outstanding. The holders of common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares.

Pursuant to the Company’s bylaws, except for any matters which pursuant to Delaware law require a greater percentage vote for approval, the holders of a majority of the outstanding shares of common stock, if present in person or by proxy, are sufficient to constitute a quorum for the transaction of business at meetings of its stockholders. Except as to any matters which pursuant to Delaware law require a greater percentage vote for approval, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at any meeting (provided a quorum is present) is sufficient to authorize, affirm or ratify any act or action, including the election of the Company’s Board of Directors.

The holders of the Company’s common stock do not have cumulative voting rights. Accordingly, the holders of more than half of the outstanding shares of common stock can elect all of the directors to be elected in any election, if they choose to do so. In such event, the holders of the remaining shares of common stock would not be able to elect any directors. The purchasers of a majority of interests of the units that BHM recently sold in a private placement have the right to designate one member to the Board for a period of one year following the closing of the merger with BHM. The Company’s Board of Directors is empowered to fill any vacancies on the Board created by the resignation, death or removal of directors.

In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Delaware law and the Company’s bylaws provide that stockholders may take action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of the Company’s capital stock entitled to vote thereon. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the stockholders will be given to those stockholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by stockholders and to reduce the corporate expense associated with special meetings of stockholders.

Warrants

BHM issued to certain of the selling security holders three and a half year warrants to purchase 400,000 shares of its common stock at an exercise price of $0.315. The Company has agreed to assume these warrants in connection with the merger.

BHM issued to certain of the selling security holders three year warrants exercisable into 2,952,381 shares of its common stock at an exercise price of $1.05 (the “Class A Warrants”). The Company agreed to assume these warrants in connection with the merger. The Class A Warrants are currently exercisable into 4,534,856 shares of the Company’s common stock. The Class A Warrants are redeemable by the Company at a price of $.05 per Class A Warrant in the event (i) there is an effective registration statement covering the shares of common stock underlying the Class A Warrants and (ii) the closing market price of shares of common stock listed on a national securities market equals or exceeds $1.575 for twenty of the thirty consecutive trading days immediately preceding the Company’s notice of redemption to the holders of the Class A Warrants.

BHM issued to certain of the selling security holders three year warrants exercisable into 2,952,381 shares of its common stock at an exercise price of $1.575 (the “Class B Warrants”). The Company agreed to assume these warrants in connection with the merger. The Class B Warrants are currently exercisable into 4,534,856 shares of the Company’s common stock. The Class B Warrants are redeemable by the Company at a price of $.05 per Class B Warrant in the event (i) there is an effective registration statement covering the shares of common stock underlying the Class B Warrants and (ii) the closing market price of shares of common stock listed on a national securities market equals or exceeds $2.10 for twenty of the thirty consecutive trading days immediately preceding the Company’s notice of redemption to the holders of the Class B Warrants.

BHM issued three year warrants to Hunter World Markets, Inc. exercisable into 590,476 shares of its common stock. The Company agreed to assume these warrants in connection with the merger. These warrants are currently exercisable 906,971 shares of the Company’s common stock.

Stock Options

In December 2004, Berman Center LLC granted options to two of its outside directors, Jan Fawcett and Allan Charles, exercisable into an aggregate of 60,000 units of Berman Center, LLC. These options become exercisable into 204,578 shares of common stock of BHM upon the reorganization of Berman Center LLC into BHM. The Company agreed to assume the options upon closing of the merger and these options are now exercisable into an aggregate of 314,230 shares of the Company’s common stock. The options are fully vested and expire ten years from the date of grant.

Market Price of The Company’s Common Stock

The price of the Company’s common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. The Company believes that a number of factors, both within and outside its control, could cause the price of the Company’s common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of its common stock:

•	The Company’s ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	The Company’s financial position and results of operations;

•	Concern as to, or other evidence of, the safety or efficacy of the Company’s proposed products and services or its competitors’ products and services;

•	Announcements of technological innovations or new products or services by the Company or its competitors;

•	U.S. and foreign governmental regulatory actions;

•	The development of litigation against the Company;

•	Period-to-period fluctuations in the Company’s operating results;

•	Changes in estimates of the Company’s performance by any securities analysts;

•	Possible regulatory requirements on the Company’s business;

•	The issuance of new equity securities pursuant to a future offering;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Variations in quarterly operating results;

•	Change in financial estimates by securities analysts;

•	The depth and liquidity of the market for the Company’s common stock;

•	Investor perceptions of the Company and Dr. Berman; and

•	General economic and other national conditions.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

The Company is subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of the Company, including changes a stockholder might consider favorable. In particular, the Company’s certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide the Company’s board of directors with the ability to alter its bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•	provide that vacancies on the Company’s board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring the Company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. The Company believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for the Company’s shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in the Company’s management.

ITEM 5.02	DEPARTURE OF DIRECTORS AND PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Following the merger with BHM, Samuel P. Chapman, Laura A.C. Berman, Allan Charles, Alger Chapman, Stuart Cornew, Jan Fawcett, Robert Goodmen and Michael Romano, each of whom are directors of BHM, were appointed to the Board of Directors of the Company. In addition, the Company appointed Samuel P. Chapman as the Company’s Chairman and Chief Executive Officer, Laura A.C. Berman as President and William McDunn as Chief Financial Officer. Todd Ficeto resigned from all of his officer and director positions.

For more information regarding the directors and principal officers of the Company, please refer to Item 5.01, above.

ITEM 5.03 AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 20, 2005, the Company filed a Certificate of Incorporation to effectuate (i) a reincorporation from the State of Georgia to the State of Delaware and (ii) a corporate name change from "LB Center, Inc." to “Berman Center, Inc.”

A copy of the Certificate of Incorporation is attached hereto as Exhibit 3.1.

In connection with the reincorporation, the Company adopted new Bylaws to conform to the corporate laws of the State of Delaware. A copy is attached hereto as Exhibit 3.2.

For more information pertaining to the Company’s Certificate of Incorporation and Bylaws, please refer to Item 5.01, above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired. No financial statements are filed herewith. The Company will file the required financial statements by amendment hereto not later than 71 days after the date this Current Report on Form 8-K must be filed.

(b)  Pro Forma Financial Statements. No pro forma financial statements are filed herewith. The Registrant will file the required pro forma financial statements by amendment not later than 71 days after the date this Current Report on Form 8-K must be filed.

(c)  Exhibits

2.1	Agreement and Plan of Merger dated June 3, 2005 by and among Berman Center, Inc., LBC MergerSub, Inc. and Berman Health and Media, Inc.
3.1	Certificate of Incorporation of the Registrant.
3.2	By-Laws of the Registrant.
4.1	Form of Stock Purchase Warrant (Class A) dated as of June 16, 2005 issued by the Registrant to the Warrant Holders indicated on the schedule thereto.
4.2	Form of Stock Purchase Warrant (Class B) dated as of June 16, 2005 issued by the Registrant to the Warrant Holders indicated on the schedule thereto.
4.3	Form of Stock Purchase Warrant dated as of June 16, 2005 issued by the Registrant to Hunter World Markets, Inc.
10.1	Employment Agreement dated June 16, 2005, by and among the Registrant and Dr. Laura A.C. Berman.
10.2	Placement Agent Agreement dated April 11, 2005 by and among Berman Health and Media, Inc. and Hunter world Markets, Inc.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERMAN CENTER, INC.

Date: June 22, 2005	By:	/s/ Samuel P. Chapman

Name Samuel P. Chapman Title: Chief Executive Officer